Exhibit 99.1

BriaCell Partners with Caris Life Sciences® to Expand Patient

Outreach and Molecular Profiling

PHILADELPHIA, PA and VANCOUVER, British Columbia, September 14, 2022— BriaCell Therapeutics Corp. (Nasdaq: BCTX, BCTXW) (TSX: BCT) (“BriaCell” or the “Company”), a clinical-stage biotechnology company specializing in targeted immunotherapies for cancer, announces that it has signed an agreement with Caris Life Sciences® (Caris), a leading molecular science and technology company actively developing and delivering innovative solutions to revolutionize healthcare.

“Our goal is to develop immunotherapies that are personalized for each patient, and Caris’ extensive library of clinical data, cutting-edge biomarker technology, and expertise will be invaluable in achieving our objectives,” stated Dr. Giuseppe Del Priore, BriaCell’s Chief Medical Officer. “We expect Caris’ unique platform to help us identify patients who do not respond to existing treatments and are more likely to benefit from our immunotherapy treatments.”

Under the terms of the agreement, Caris will help BriaCell with efficient patient identification, accelerating enrollment for its current Phase I/II clinical trial in advanced metastatic breast cancer of certain genetically defined subgroups. The partnership between BriaCell and Caris leverages Caris’ Right-In-Time (RIT) Clinical Trial Network, a group of over 495 oncology sites that are able to quickly identify and enroll eligible patients in biomarker-directed clinical trials. This service offers patients and physicians access to the most cutting-edge precision medicine in development. Additionally, through Caris’ comprehensive molecular profiling (Whole Exome and Whole Transcriptome Sequencing), Caris will perform tumor profiling for the patients enrolled in the clinical trial.

About BriaCell Therapeutics Corp.

BriaCell is an immuno-oncology-focused biotechnology company developing targeted and effective approaches for the management of cancer. More information is available at https://briacell.com/.

About Caris Life Sciences

Caris Life Sciences® (Caris) is the leading molecular science and technology company actively developing and delivering innovative solutions to revolutionize healthcare and improve patient outcomes. Through comprehensive molecular profiling (Whole Exome and Whole Transcriptome Sequencing) and the application of advanced artificial intelligence (AI) and machine learning algorithms, Caris has created the large-scale clinico-genomic database and cognitive computing needed to analyze and unravel the molecular complexity of disease. This information provides an unmatched resource and the ideal path forward to conduct the basic, fundamental research to accelerate discovery for detection, diagnosis, monitoring, therapy selection and drug development to improve the human condition.

With a primary focus on cancer, Caris’ suite of market-leading molecular profiling offerings assesses DNA, RNA and proteins to reveal a molecular blueprint that helps patients, physicians and researchers better detect, diagnose and treat patients. Caris’ latest advancement is a blood-based, circulating nucleic acids sequencing (cNAS) assay that combines comprehensive molecular analysis (Whole Exome and Whole Transcriptome Sequencing from blood) and serial monitoring – making it the most powerful liquid biopsy assay ever developed.

Headquartered in Irving, Texas, Caris has offices in Phoenix, New York, Denver, Tokyo, Japan and Basel, Switzerland. Caris provides services throughout the U.S., Europe, Asia and other international markets. To learn more, please visit CarisLifeSciences.com or follow Caris on Twitter (@CarisLS).

Safe Harbor

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on BriaCell’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully under the heading “Risks and Uncertainties” in the Company’s most recent Management’s Discussion and Analysis, under the heading “Risk Factors” in the Company’s most recent Annual Information Form, and under “Risks and Uncertainties” in the Company’s other filings with the Canadian securities regulatory authorities and the U.S. Securities and Exchange Commission, all of which are available under the Company’s profiles on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. Forward-looking statements contained in this announcement are made as of this date, and BriaCell Therapeutics Corp. undertakes no duty to update such information except as required under applicable law.

Neither Toronto Stock Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Toronto Stock Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact Information

Company Contact:

William V. Williams, MD

President & CEO

1-888-485-6340

info@briacell.com

Media Relations:

Jules Abraham

Director of Public Relations

CORE IR

917-885-7378

julesa@coreir.com

Investor Relations Contact:

CORE IR

investors@briacell.com

Caris Life Sciences Media Contact:

Lisa Burgner

corpcomm@carisls.com

214-294-5606